                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting Persons:    o  Coliseum Capital Management, LLC,
                                      a Delaware limited liability company
                                      ("CCM");

                                   o  Coliseum Capital, LLC, a Delaware limited
                                      liability company ("CC");

                                   o  Coliseum Capital Partners, L.P.,
                                      a Delaware limited partnership ("CCP");

                                   o  Coliseum Capital Partners II, L.P.,
                                      a Delaware limited partnership ("CCP2"
                                      and, together with CCP, the "Funds");

                                   o  Blackwell Partners, LLC, a Georgia limited
                                      liability company ("Blackwell");

                                   o  Adam Gray; and

                                   o  Christopher Shackelton, a member of the
                                      board of directors of The Providence
                                      Service Corporation.

Address for each of the Reporting  Metro Center, 1 Station Place, 7th Floor
Persons, except Blackwell:         South, Stamford, CT 06902

Address for Blackwell:             c/o DUMAC, LLC, 280 South Mangum Street,
                                   Suite 210, Durham, NC 27701

Date of Earliest Transaction       September 11, 2014
Required to be Reported:

Designated Filer for each of the   Coliseum Capital Management, LLC
Reporting Persons:

Issuer & Ticker Symbol for each    The Providence Service Corporation; PRSC
of the Reporting Persons:

Title of Non-Derivative Security   Stock Option Equivalent Units
for each of the Reporting Persons: (Stock Appreciation Rights) ("Units")

Derivative Securities              The Reporting Persons disposed the Stock
Acquired:                          as follows:

                         Transaction  Amount of   Price     Amount of Securities
                         Date         Securities            Beneficially Owned
                                      Acquired              Following Reported
                                                            Transactions

                         09/11/2014   200,000(1)  $0.00(1)  200,000(2)

1 Each Unit represent the right to receive upon exercise in cash the difference between the closing market price of one share of The Providence Service
Corporation's common stock, par value $0.01 per share ("Common Stock"), on the date of the exercise minus $43.81. The units may not be settled for shares of
Common Stock.  Subject to certain restrictions, 66,666 Units of the Units granted shall be deemed fully vested and exercisable as of the September 11,
2014; 66,666 Units shall become fully vested and exercisable on June 30, 2015;
and 66,668 Units shall become fully vested and exercisable on June 30, 2016.

2 These securities were received by Shackelton in connection with his service as a member of the board of directors of the issuer.  Shackelton has agreed that all equity awards he receives for serving as a director of the issuer shall be issued to CCP.  Shackelton and Gray are managers of and have an ownership interest in each of CCM and CC.  CCM is the investment manager for CCP and CC is the general partner of CCP.  Accordingly, each of CCM, CC, Shackelton and Gray may be deemed to have an indirect pecuniary interest in the 200,000 Units held directly by CCP.  Each of CCP, CCP2, CCM, CC, Blackwell, Shackelton and Gray
disclaim beneficial ownership of the Units except to the extent of that person's pecuniary interest therein.

Christopher Shackelton    /s/ Christopher Shackelton          September 15, 2014
                          ------------------------------------------------------
                           **Signature of Reporting Person          Date

Coliseum Capital
Management, LLC           /s/ Christopher Shackelton, Manager September 15, 2014
                          ------------------------------------------------------
                           **Signature of Reporting Person          Date

Coliseum Capital, LLC     /s/ Christopher Shackelton, Manager September 15, 2014
                          ------------------------------------------------------
                           **Signature of Reporting Person          Date

Coliseum Capital
Partners, L.P.
By: Coliseum Capital, LLC,
General Partner           /s/ Christopher Shackelton, Manager September 15, 2014
                          ------------------------------------------------------
                           **Signature of Reporting Person          Date

Coliseum Capital
Partners II, L.P.
By: Coliseum Capital, LLC,
General Partner           /s/ Christopher Shackelton, Manager September 15, 2014
                          ------------------------------------------------------
                           **Signature of Reporting Person          Date

Blackwell Partners, LLC
By: Coliseum Capital
Management, LLC,
Attorney-in-fact          /s/ Christopher Shackelton, Manager September 15, 2014
                          ------------------------------------------------------
                           **Signature of Reporting Person          Date

Adam Gray                 /s/ Adam Gray                       September 15, 2014
                          ------------------------------------------------------
                           **Signature of Reporting Person          Date